UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 30, 2021

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-251829	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 South Ulster Street, Suite 1225 Denver, CO	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Definitive Material Agreement.

Effective on April 30, 2021, Assure Networks Texas Holdings II, LLC (“Assure Texas Holdings” or “Purchaser”), a Colorado limited liability company and wholly-owned subsidiary of Assure Holdings Corp. (the “Registrant”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Sentry Neuromonitoring, LLC (the “Seller”), and Kenneth Sly and on behalf of (SLY HOLDINGS, LLC, a Texas limited liability company (“KRS”), Wesley Varghese and (on behalf of Northern Lights Investments and consulting, LLC, a Texas limited liability company (“NLI”), Patricia Worley, Stephanie Hicks, on behalf of Texas Medsurge, LLC and Shelia Jumper (collectively “Principals”).

Under the terms of the Purchase Agreement, Assure Texas Holdings agreed to purchase certain assets (“Acquired Assets”) related to the Seller’s interoperative neuromonitoring business (the “Business”) and assumed certain liabilities of the Seller.  The Acquired Assets included, among other items, all assets used in the Business, certain tangible personal property, inventory, Seller’s records related to the Business, deposits and prepaid expenses, certain contracts related to the Business, licenses, intellectual property, goodwill and accounts receivables.

The purchase price payable to the Seller for the Acquired Assets, subject to adjustment, included the following:

Cash Payment. Purchaser shall pay Seller (for the benefit of Stephanie Hicks on behalf of Texas Medsurge) $1,225,000 in cash installment payments (the “Cash Installment”), in accordance with the following payment schedule:

(a)	$153,125 shall be paid in cash at Closing.
(b)	$153,125 shall be paid in cash at within 30 days of the Closing.
(c)	$918,750, [together with interest at the applicable federal rate], shall be paid in cash in thirty-six equal monthly installments, with the first installment being due on or before the first business day of the first month following the sixtieth day from the Closing and the remaining installments being due on the first business day of each month thereafter.

Closing Stock Payment.  Purchaser shall cause to be issued to Seller or the Principals, as elected by Seller, shares of common stock of the Registrant with a value of $1,625,000, determined on the Effective Date, as quoted on the TSX Venture Exchange (1,186,131 shares of common stock).  The common stock is subject to regulatory restrictions and requirements and a 12 month lock up, in addition to any additional lock up period imposed on the common stock under applicable law and/or regulation.

Escrowed Stock Payment. Purchaser agreed to escrow, no event later than May 14, 2021, with an escrow agent, mutually selected by Purchaser and Seller (the “Escrow Agent”), common stock of the Registrant with a value of $650,000 (474,452 shares of common stock)(the “Escrow Stock Payment”). The Escrow Stock Payment shall be held by the Escrow Agent pursuant to terms set forth in an escrow agreement to be mutually agreed to by Purchaser and Seller. The Escrow Stock Payment shall be subject to all regulatory restrictions and requirements and a 12 month lock up from the date actually issued to Seller, in addition to any additional lock up period imposed on the common stock under applicable law and/or regulation.

Transaction Reimbursements.  Purchaser reimbursed Seller for operational capital injected by Seller or its Principals since December 31, 2020 (the “Transaction Reimbursement”) for verifiable and reasonable expenses, consistent with past business practices up to a cap of $50,000.

Receivable Bonus. Purchaser agreed to pay Seller or the Principals, as elected by Seller, a bonus in an amount equal to $250,000 (“Receivable Bonus”) upon collecting $3,000,001 in accounts receivable acquired by Purchaser for accounts receivable that was generated by Seller prior to the Closing.  The Receivable Bonus, if earned, will be paid to Seller or the Principals, as elected by Seller, in three payments: (i) the first payment being in the amount of $100,000, payable on the thirtieth (30th) day following the date the Receivable Bonus is earned, (ii) the second payment being in the amount of $100,000, payable on the sixtieth (60th) day following the date the Receivable Bonus is earned, and (iii) the third payment in the amount of $50,000, payable on the ninetieth (90th) day following the date the Receivable Bonus is earned.

Founders Bonus.  The Registrant agreed to pay a $50,000.00 bonus (“Founders’ Bonus”) payment to each Kenneth Sly, Wesley Varghese, Patricia Worley and Shelia Jumper in installments: (i) $25,000.00 at Closing and (ii) $25,000.00 within twelve (12) months of Closing. The Founders’ Bonus is additional consideration, which is independent, separate and apart from other consideration to be paid by Purchaser.

Under the Purchase Agreement, Purchaser agreed to enter into employment agreements with certain key personnel of Seller, as determined by Purchaser, including Ken Sly, Wesley Varghese, Patricia Worley, Shelia Jumper (the “Key Personnel”). The employment agreements, in standard form of employment agreement of Purchaser, include: (i) a minimum Annual Base Salary of $175,000.00 with full benefits and (ii) up to $50,000.00 in annual variable compensation bonus to be memorialized in a mutually agreeable form of agreement that details the scope of services and compensation.

The Purchase Agreement contained customary representations, warranties and covenants.  In connection with the Purchase Agreement, each of Kenneth Sly, Wesley Varghese, Patricia Worley, Shelia Jumper and Stephen Hicks entered into non-competition and non-solicitation agreements.

The transaction closed on April 30, 2021.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information set forth below under Item 1.01 is hereby incorporated by reference into this Item 2.01.

The Registrant, through its wholly-owned subsidiary, Assure Networks Texas Holdings II, LLC (“Assure Texas Holdings”), acquired all of the assets of Sentry Neuromonitoring, LLC (“Seller”) related to its interoperative neuromonitoring services (“IONM”) business and assumed certain liabilities of the Seller.  Seller was one of the largest IONM service providers in Texas and had business relationships in Kansas and Missouri.  Seller employed 33 full-time staff, including 21 technologists supporting more than 50 surgeons at approximately 50 facilities.

The acquisition closed on April 30, 2021.  The consideration paid included Cash Payment, Closing Stock Payment, Escrowed Stock Payment, Transaction Reimbursement, Receivable Bonus and Founders Bonus as described in Item 1.01.  The consideration was paid from the Registrant’s working capital.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth below under Item 1.01 is hereby incorporated by reference into this Item 3.02.

In connection with the acquisition of Seller’s assets, the Registrant issued to Seller or the Principals, as elected by Seller, shares of common stock of the Registrant with a value of $1,625,000, determined on the Effective Date, as quoted on the TSX Venture Exchange (1,186,131 shares of common stock).  In addition, the Registrant agreed to escrow, no event later than May 14, 2021, with an escrow agent, mutually selected by Purchaser and Seller, common stock of the Registrant with a value of $650,000 (474,452 shares of common stock).  The common stock is subject to a 12-month lock up beginning on the date actually delivered to Seller or the Principals.  The common stock was issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and applicable state securities laws exemptions.  The shares of common stock are “restricted securities” as defined in Rule 144 of the Securities Act.

Item 9.01  Exhibits

Exhibit No.Name

10.1Asset Purchase Agreement dated April 30, 2021

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: May 6, 2021	By:	/s/ John Price
	Name:	John Price
	Title:	Chief Financial Officer